EXHIBIT 99.1


January 26, 2004

FOR IMMEDIATE RELEASE


PLIANT CORPORATION TO OFFER $225 MILLION OF SENIOR SECURED DISCOUNT BONDS


SCHAUMBURG, IL -- Pliant Corporation announced that it will offer for sale $225 million of Senior Secured Discount Bonds. This offering is part of the company's plan to refinance a substantial portion of its outstanding indebtedness in order to lower cash interest expense and extend maturities. The company also confirmed that it is proceeding with its plan to replace its existing senior credit facility with a new asset backed revolving credit facility.

The company expects to use the proceeds of the notes offering to prepay its term bank debt of approximately $220 million.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 26 manufacturing and research and development facilities around the world and employs approximately 3,250 people.


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CONTACTS:

John C. McCurdy
Director of Corporate Communications
Voice:  330.896.6732
Fax:  330.896.6733
E-mail:  JOHN.MCCURDY@PLIANTCORP.COM

Brian Johnson
EVP and Chief Financial Officer
Voice:  847.969.3319
E-mail:  BRIAN.JOHNSON@PLIANTCORP.COM

Company Web Site:  www.pliantcorp.com